                                                                      EXHIBIT 23
                         INDEPENDENT AUDITORS' CONSENT
The Board of Directors
CCB Financial Corporation
     We consent to incorporation by reference in Registration Statements (No. 33-61268) on Form S-8, (No. 33-61272) on Form S-8, (No. 33-53595) on Form S-8,
(No. 33-53593) on Form S-8, (No. 33-53599) on Form S-8, (No. 33-53597) on Form
S-8, (No. 33-51657) on Form S-8, (No. 33-54645) on Form S-8, (No. 33-61270) on
Form S-8, (No. 33-61791) on Form S-8, (No. 33-61797) on Form S-8, (No.
333-22031) on Form S-8, and (No. 333-20457) on Form S-8 of CCB Financial Corporation of our report dated January 21, 1997, relating to the consolidated balance sheets of CCB Financial Corporation and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of income, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1996, which report appears in the December 31, 1996 annual report on Form 10-K of CCB Financial Corporation.
     Our report dated January 21, 1997 refers to the fact that on January 1, 1994, CCB Financial Corporation adopted the provisions of Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities".
                                      /s/ KPMG PEAT MARWICK LLP
                                       KPMG PEAT MARWICK LLP
Raleigh, North Carolina
March 12, 1997